EX-99.906CERT

Certifications Under Section 906

of the Sarbanes-Oxley Act of 2002

Barry R. James, Chief Executive Officer, and Thomas L. Mangan, Chief Financial Officer of the James Advantage Funds (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2017 (the “Report”) fully complies with the requirements of sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
James Advantage Funds	James Advantage Funds

/s/ Barry R. James	/s/ Thomas L. Mangan
Barry R. James	Thomas L. Mangan
Date: March 9, 2018	Date: March 9, 2018

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report with the Commission.